Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2004 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Assets
Current Assets
Cash and cash equivalents	$85,457	$9,435	$90,762	$12,632
Notes receivable	15,418	-	-	-
Accounts receivable, net	10,373	21,265	481,639	106,947
Fuel, at average cost	-	-	95,805	43,688
Materials and supplies, at average cost	-	(1)	16,036	1,068
Accumulated deferred income tax benefits, net	-	-	22,804	-
Prepayments and other current assets	(20,951)	-	97,817	2,731

Total Current Assets	90,297	30,699	804,863	167,066

Utility Plant, at Original Cost
Electric	-	-	3,901,554	-
Natural gas	-	-	1,264,591	520,604
Common	-	-	333,883	-

	-	-	5,500,028	520,604
Less: accumulated depreciation	-	-	1,752,758	122,959

Net Utility Plant in Service	-	-	3,747,270	397,645
Construction work in progress	-	-	50,678	1,221

Total Utility Plant	-	-	3,797,948	398,866

Other Property and Investments, Net	3,947,628	737	50,092	14,118

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	209,710	-
Unfunded future income taxes	(101,873)	-	56,022	54,263
Deferred income taxes	(65,412)	-	65,412	-
Unamortized loss on debt reacquisitions	-	-	50,872	-
Demand-side management program costs	-	-	-	-
Environmental remediation costs	-	-	87,850	15,290
Nonutility generator termination agreements	-	-	91,465	-
Asset retirement obligations	-	-	-	-
Other	-	-	208,676	68,742

Total regulatory assets	(167,285)	-	770,007	138,295

Other assets
Goodwill, net	-	-	652,583	263,887
Prepaid pension benefits	-	220	552,768	32,062
Other	10,910	10,701	93,591	29,122

Total other assets	10,910	10,921	1,298,942	325,071

Total Regulatory and Other Assets	(156,375)	10,921	2,068,949	463,366

Total Assets	$3,881,550	$42,357	$6,721,852	$1,043,416

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2004 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Liabilities
Current Liabilities
Current portion of preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Current portion of long-term debt	-	-	$6,216	$25,000
Notes payable	-	-	57,968	50,418
Accounts payable and accrued liabilities	$3,713	$3,553	278,452	55,505
Interest accrued	13,834	78	16,491	3,481
Taxes accrued	(25,081)	1,628	16,850	5,587
Accumulated deferred income tax benefits, net	-	-	-	-
Other	5,093	13,787	115,697	5,476

Total Current Liabilities	(2,441)	19,046	491,674	145,467

Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	-	-	497,395	88,889
Deferred income taxes	(65,412)	-	687	19,264
Unfunded future income taxes	(101,873)	-	101,873	-
Gain on sale of generation assets	-	-	193,252	-
Pension benefits	-	-	18,033	-
Other	-	-	61,616	1,925

Total regulatory liabilities	(167,285)	-	872,856	110,078

Other liabilities
Deferred income taxes	(2,451)	(9,728)	727,599	71,932
Nuclear plant obligations	-	-	105,391	-
Other postretirement benefits	-	-	306,843	8,994
Asset Retirement Obligation	-	-	2,123	255
Environmental remediation costs	-	-	126,559	10,649
Other	13,570	21,972	121,883	57,210

Total other liabilities	11,119	12,244	1,390,398	149,040

Total Regulatory and Other Liabilities	(156,166)	12,244	2,263,254	259,118

Debt owed to subsidiary holding solely parent debentures	355,670	-	-	-
Preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Long-term debt	1,009,308	-	1,762,261	179,000

Total Liabilities	1,206,371	31,290	4,517,189	583,585

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Redeemable solely at the option of subsidiaries	-	-	10,159	-
Common Stock Equity
Common stock	1,471	-	430,057	1
Capital in excess of par value	1,480,100	11,067	1,490,828	438,388
Retained earnings	1,201,380	-	263,896	31,955
Accumulated other comprehensive income (loss)	(2,069)	-	9,723	(10,513)
Deferred compensation	(5,020)	-	-	-
Treasury stock, at cost	(683)	-	-	-

Total Common Stock Equity	2,675,179	11,067	2,194,504	459,831

Total Liabilities and Stockholders' Equity	$3,881,550	$42,357	$6,721,852	$1,043,416

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2004 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Assets
Current Assets
Cash and cash equivalents	$24,778	$13,603	$1,437	$6,350
Notes receivable	-	-	-	-
Accounts receivable, net	129,666	80,390	9,736	23,802
Fuel, at average cost	-	51,934	5,776	1,437
Materials and supplies, at average cost	6,976	837	456	160
Accumulated deferred income tax benefits, net	1,383	9,580	202	-
Prepayments and other current assets	9,030	3,803	1,250	1,719

Total Current Assets	171,833	160,147	18,857	33,468

Utility Plant, at Original Cost
Electric	1,381,274	-	-	-
Natural gas	-	548,413	135,265	-
Common	-	82,236	-	-

	1,381,274	630,649	135,265	-
Less accumulated depreciation	477,181	210,685	35,188	-

Net Utility Plant in Service	904,093	419,964	100,077	-
Construction work in progress	8,304	3,074	691	-

Total Utility Plant	912,397	423,038	100,768	-

Other Property and Investments, Net	30,128	35,561	1,666	39,714

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	146,362	-	-	-
Unfunded future income taxes	108,748	(1,428)	(286)	-
Deferred income taxes	-	-	-	-
Unamortized loss on debt reacquisitions	7,473	-	-	-
Demand-side management program costs	-	-	-	-
Environmental remediation costs	644	-	18,268	-
Nonutility generator termination agreements	4,693	-	-	-
Asset retirement obligations	-	-	-	-
Other	93,545	40,656	7,121	-

Total regulatory assets	361,465	39,228	25,103	-

Other assets
Goodwill, net	325,196	223,027	60,660
Prepaid pension benefits	31,800	26,020	14,532
Other	13,997	8,127	3,644	(555)

Total other assets	370,993	257,174	78,836	(555)

Total Regulatory and Other Assets	732,458	296,402	103,939	(555)

Total Assets	$1,846,816	$915,148	$225,230	$72,627

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2004 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Liabilities
Current Liabilities
Current portion of preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Current portion of long-term debt	$23,015	$5,000	-	-
Notes payable	37,500	59,000	$4,000	$5,500
Accounts payable and accrued liabilities	65,134	67,304	6,244	20,993
Interest accrued	5,470	3,270	935	10
Taxes accrued	4,952	5,030	(598)	(375)
Accumulated deferred income tax benefits, net	-	-	-	-
Other	34,977	4,770	603	291

Total Current Liabilities	171,048	144,374	11,184	26,419

Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	87,711	72,664	15,861	-
Deferred income taxes	82,266	(16,206)	888	-
Unfunded future income taxes	-	-	-	-
Gain on sale of generation assets	40,126	-	-	-
Pension benefits	-	-	7,321	-
Other	28,470	15,921	-	-

Total regulatory liabilities	238,573	72,379	24,070	-

Other liabilities
Deferred income taxes	78,711	87,098	18,017	1,181
Nuclear plant obligations	146,362	-	-	-
Other postretirement benefits	81,995	22,053	-	-
Asset retirement obligation	-	-	-	-
Environmental remediation costs	3,070	-	9,985	-
Other	125,300	59,148	7,201	11,787

Total other liabilities	435,438	168,299	35,203	12,968

Total Regulatory and Other Liabilities	674,011	240,678	59,273	12,968

Debt owed to subsidiary holding solely parent debentures	-	-	-	-
Preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Long-term debt	291,546	153,900	46,000	-

Total Liabilities	1,136,605	538,952	116,457	39,387

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Redeemable solely at the option of subsidiaries	35,518	750	244	-
Common Stock Equity
Common stock	-	1	-	54,440
Capital in excess of par value	766,692	355,945	104,300	66,169
Retained earnings	(68,922)	35,393	4,247	(85,655)
Accumulated other comprehensive income (loss)	(23,077)	(15,893)	(18)	(1,714)
Deferred compensation	-	-	-	-
Treasury stock, at cost	-	-	-	-

Total Common Stock Equity	674,693	375,446	108,529	33,240

Total Liabilities and Stockholders' Equity	$1,846,816	$915,148	$225,230	$72,627

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2004 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Utility Shared Services	Energy East Consolidated

Assets
Current Assets
Cash and cash equivalents	$1,022	-	$1,644	$247,120
Notes receivable	-	$(15,418)	-	-
Accounts receivable, net	1,578	(57,697)	13,857	821,556
Fuel, at average cost	-	-	-	198,640
Materials and supplies, at average cost	412	39	609	26,592
Accumulated deferred income tax benefits, net	-	-	-	33,969
Prepayments and other current assets	206	-	24	95,629

Total Current Assets	3,218	(73,076)	16,134	1,423,506

Utility Plant, at Original Cost
Electric	-	-	-	5,282,828
Natural gas	24,582	-	-	2,493,455
Common	-	-	4,253	420,372

	24,582	-	4,253	8,196,655
Less accumulated depreciation	2,980	-	262	2,602,013

Net Utility Plant in Service	21,602	-	3,991	5,594,642
Construction work in progress	667	-	2,891	67,526

Total Utility Plant	22,269	-	6,882	5,662,168

Other Property and Investments, Net	688	(3,930,184)	-	190,148

Regulatory and Other Assets
Regulatory assets
Nuclear plant obligations	-	-	-	356,072
Unfunded future income taxes	-	-	-	115,446
Deferred income taxes	-	-	-	-
Unamortized loss on debt reacquisitions	-	-	-	58,345
Demand-side management program costs	-	-	-	-
Environmental remediation costs	-	-	-	122,052
Nonutility generator termination agreements	-	-	-	96,158
Asset retirement obligations	-	-	-	-
Other	474	-	-	419,214

Total regulatory assets	474	-	-	1,167,287

Other assets
Goodwill, net	-	-	-	1,525,353
Prepaid pension benefits	-	-	-	657,402
Other	446	246	20	170,249

Total other assets	446	246	20	2,353,004

Total Regulatory and Other Assets	920	246	20	3,520,291

Total Assets	$27,095	$(4,003,014)	$23,036	$10,796,113

Exhibit F-2

Energy East Corporation Consolidating Balance Sheet December 31, 2004 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Utility Shared Services	Energy East Corporation Consolidated

Liabilities
Current Liabilities
Current portion of preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Current portion of long-term debt	-	-	-	$59,231
Notes payable	-	$(15,414)	$7,500	206,472
Accounts payable and accrued liabilities	$1,191	(57,535)	10,322	454,876
Interest accrued	-	(167)	67	43,469
Taxes accrued	(297)	-	871	8,568
Accumulated deferred income tax benefits, net	-	-	-	-
Other	102	-	3,432	184,227

Total Current Liabilities	996	(73,116)	22,192	956,843

Regulatory and Other Liabilities
Regulatory liabilities
Accrued removal obligation	-	-	-	762,520
Deferred income taxes	-	-	-	21,487
Unfunded future income taxes	-	-	-	-
Gain on sale of generation assets	-	-	-	233,378
Pension benefits	-	-	-	25,354
Other	-	-	-	107,932

Total regulatory liabilities	-	-	-	1,150,671

Other liabilities
Deferred income taxes	1,850	-	(610)	973,599
Nuclear plant obligations	-	-	-	251,753
Other postretirement benefits	-	-	-	419,885
Asset Retirement Obligation	-	-	-	2,378
Environmental remediation costs	-	-	-	150,263
Other	12	(3,843)	867	415,107

Total other liabilities	1,862	(3,843)	257	2,212,985

Total Regulatory and Other Liabilities	1,862	(3,843)	257	3,363,656
Debt owed to subsidiary holding solely parent debentures	-	-	-	355,670
Preferred stock of subsidiary subject to mandatory redemption requirements	-	-	-	-
Long-term debt	-	-	-	3,442,015

Total Liabilities	2,858	(76,959)	22,449	8,118,184

Commitments	-	-	-	-
Preferred Stock of Subsidiaries
Redeemable solely at the option of subsidiaries	-	-	-	46,671
Common Stock Equity
Common stock ($.01 par value)	-	(484,499)	-	1,471
Capital in excess of par value	30,827	(3,267,385)	587	1,477,518
Retained earnings	(6,590)	(174,171)	-	1,201,533
Accumulated other comprehensive income (loss)	-	-	-	(43,561)
Deferred compensation	-	-	-	(5,020)
Treasury stock, at cost	-	-	-	(683)

Total Common Stock Equity	24,237	(3,926,055)	587	2,631,258

Total Liabilities and Stockholders' Equity	$27,095	$(4,003,014)	$23,036	$10,796,113